Exhibit 10.27

2015 INCENTIVE COMPENSATION PLAN

1.           PURPOSE

The purpose of the XG Technology, Inc. 2015 Incentive Compensation Plan (the “Plan”) is to promote the interests of XG Technology, Inc. (the “Company”) and its stockholders by allowing the Company to attract and retain consultants, professionals, and service providers who provide services to the Company (“Eligible Persons”). The Plan is expected to contribute to the attainment of these objectives by enabling the Company to pay Eligible Persons utilizing shares of Common Stock, par value $0.00001 per share (“Shares”) of the Company in addition to cash, the grant to such Eligible Persons of Shares which are restricted as provided in Section 5 of this Plan (“Restricted Shares”). In addition, the Plan also is expected to contribute to the attainment of these objectives by enabling the Company to pay Eligible Persons utilizing stock options (“Options”), which Options may be exercised for Shares.

2.           ADMINISTRATION

The Plan shall be administered by the Company’s Board of Directors or the Compensation Committee (collectively referred to as the “Board”). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan; to establish, amend and rescind any rules and regulations relating to the Plan; and to make all determinations necessary or advisable for the administration of the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. Each of the Chief Executive Officer or the Chief Financial Officer and the Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of the Plan. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

3.           ELIGIBILITY

The class of individuals eligible to receive Restricted Shares or Options (the “Awards”) under the Plan, shall be persons who are Eligible Persons. Eligible Persons are those individuals who are or have been providing bona fide services to the Company that are not of a capital raising nature. Any holder of an Award granted under the Plan shall hereinafter be referred to as a “Participant,” an “Awardee,” or collectively as “Participants” or “Awardees.”

4.           SHARES SUBJECT TO THE PLAN

(a)          Subject to adjustment as provided in Section 6, the maximum number of Shares (including Shares underlying Options) that may be delivered to Participants under the Plan shall be $3,500,000 value of Shares (including Shares underlying Options); provided, however, that the maximum number of Shares of Common Stock (including Shares underlying Options) with respect to which Awards may be granted to any participant in any year is $250,000 worth of Shares. The Shares to be delivered under the Plan may consist of either Shares authorized and reserved for the Plan or Shares subsequently acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions.

(b)          In the event that prior to the date the Plan shall terminate in accordance with Section 10, any Award granted under the Plan expires unexercised or unvested or is terminated, surrendered or cancelled without the delivery of Shares, or any Restricted Shares are forfeited back to the Company, then the Shares subject to such Award may be made available for subsequent Awards under the terms of the Plan.

5.           GRANT, TERMS AND CONDITIONS OF RESTRICTED SHARES AND/OR OPTIONS

(a)        The Board may from time to time grant Restricted Shares or Options under the Plan to Eligible Persons, subject to such restrictions, conditions, vesting conditions, conditions to exercise Options, and other terms as the Board may determine. At the time a grant of an Award is made, the Board shall determine the duration of the period (the “Restricted Period”) (if Restricted Shares are being Awarded) during which, and the conditions under which, the Restricted Shares shall vest and no longer be subject to forfeiture to the Company. The Board may, in its discretion, at the time a grant of Restricted Shares is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period. The Shares may deemed to be Restricted Shares by virtue of time vesting or performance vesting milestones placed on the Shares when granted to a Participant.

(b)        The Restricted Shares granted under this Plan shall have the following terms and conditions:

(i)          Nontransferability of Restricted Shares. Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred, encumbered or disposed of during the applicable Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Shares. Notwithstanding the foregoing, Restricted Shares may be transferred pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended, or any successor provision.

(ii)         Termination of Service as Eligible Person. Any Restricted Shares granted to a Participant pursuant to this Plan may be forfeited if the Participant terminates service as a consultant to the Company for any reason other than death or total disability prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares. Upon such forfeiture, the Chief Executive Officer, the Chief Financial Officer or the Secretary of the Company shall cause the Restricted Shares that are forfeited to the Company to be either cancelled or retained as treasury Shares. If a Participant shall die while serving as a consultant or if a Participant’s service as a consultant to the Company ceases as a result of the Participant’s becoming totally disabled, all restrictions and conditions applicable to the Restricted Shares held by the Participant shall immediately lapse.

(iii)        Change of Control. Upon the occurrence of a Change of Control, all restrictions and conditions applicable to the Restricted Shares held by Participants shall immediately lapse. "Change in Control" shall mean a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or the sale, transfer or other disposition of all or substantially all of the Company’s assets to a non-Affiliate of the Company.

(iv)        Award Agreement. Each grant of Restricted Shares under this Plan shall be evidenced by an agreement with the Company which shall contain the terms and conditions of the Restricted Shares and shall otherwise be consistent with the provisions of this Plan.

(c)           The Board will designate each Eligible Person to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such Option.

(i)           Option Price. The exercise price per share for Common Stock subject to an Option shall be determined by the Board, but shall comply with the following:

(a) The exercise price per share for Common Stock subject to an Option shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant.

(ii)           Maximum Option Period. The maximum period during which an Option may be exercised shall be ten (10) years from the date such Option was granted.

(d)          If the Board deems it necessary or appropriate, the Company may issue, in the name of each Participant to whom Restricted Shares have been granted, one or more stock certificates representing the total number of Restricted Shares granted to the Participant; provided that such stock certificates bear an appropriate legend or other restriction on transfer. The Chief Executive Officer, the Chief Financial Officer or the Secretary of the Company shall hold such stock certificates, properly endorsed for transfer, for the Participant’s benefit until such time as the Restricted Shares are forfeited to the Company, or the applicable Restricted Period expires and any other conditions applicable to the Restricted Shares are satisfied.

(e)          Holders of Restricted Shares shall not have the right to vote such Restricted Shares or the right to receive any dividends with respect to such Restricted Shares. All distributions, if any, received by a Participant with respect to Restricted Shares as a result of any split-up, distribution, combination of shares, or other similar transaction affecting the Shares, shall be subject to the restrictions of this Section 5.

(f)          Upon the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for or other appropriate documentation evidencing the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Eligible Person or the Eligible Person’s beneficiary or estate, as the case may be.

6.          ADJUSTMENT AND CHANGES IN SHARES

If, after the Effective Date, there is a Share dividend or Share split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change affecting the Shares, the Board shall appropriately adjust the aggregate number of Shares (including Shares underlying Options) available for Awards under the Plan or subject to outstanding Awards, and any other factors, limits or terms affecting any outstanding or subsequently issuable Awards as may be appropriate.

7.          PLAN AMENDMENT AND TERMINATION

The Plan shall automatically terminate on the tenth anniversary of the Plan’s Effective Date. The Board may terminate, suspend or amend the Plan at any time without stockholder approval except to the extent that stockholder approval is required to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Exchange Act, or any successor rule or regulation; or (b) the rules of any exchange on or through which the Shares are then listed or traded. If the Plan is terminated, the terms of the Plan, notwithstanding such termination, shall continue to apply to Awards granted prior to such termination.

8.          APPLICABLE LAW AND REGISTRATION

The grant of Awards and the issuance of Shares (including Shares underlying Options upon their exercise) shall be subject to all applicable laws, rules and regulations, and to such approvals of any governmental agencies or exchanges as may be required. Notwithstanding the foregoing, no Shares or Options shall be issued under the Plan unless the Company is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Shares issued under the Plan may be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange on or through which the Shares are then listed or traded, or any applicable federal or state securities law. The Board may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this Section 8 or other provisions of the Plan.

9.          TAX CONSEQUENCES

The 2015 Incentive Compensation Plan is not qualified under Section 401(a) of the Code.

Stock awarded to an Awardee may be subject to any number of restrictions (including deferred vesting, limitations on transfer, and forfeit-ability) imposed by the Board. In general, the receipt of stock with restrictions will not result in the recognition of income by an Awardee until such time as the shares are either not forfeitable or are freely transferable.

There are no Incentive Stock Options (as that term is defined in Section 422 of the Code) to be awarded under the 2015 Incentive Compensation Plan. All Options awarded will be considered Non-qualified Stock Options.

10.         EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective on the date of the adoption of the Plan by the Board and the Shareholders (“Effective Date”). Subject to the provisions of Section 7, the Plan shall continue until the tenth anniversary of the Effective Date unless the Plan is terminated by exhaustion of the Shares available for issuance under the Plan.